Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SNAP INC.

Evan Spiegel hereby certifies that:

ONE: The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was May 24, 2012. The original name of this corporation was Snapchat, Inc.

TWO: He is the duly elected and acting President and Chief Executive Officer of Snap Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of this corporation is Snap Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Company in the State of Delaware at such address is the Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 3,768,588,812, of which 3,260,887,848 shares shall be Common Stock (the “Common Stock”), par value $0.00001 per share, and 507,700,964 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.00001 per share. 1,500,000,000 shares of the authorized shares of Common Stock are hereby designated Class A Common Stock (the “Class A Common Stock”), 1,500,000,000 shares of the authorized Common Stock are hereby designated Class B Common Stock (the “Class B Common Stock”), and 260,887,848 shares of the authorized Common Stock are hereby designated Class C Common Stock (the “Class C Common Stock”).

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B. The number of authorized shares of Common Stock or any class thereof may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the Class B Common Stock, Series FP Preferred (as defined below) and Voting Preferred (as defined below), voting together as a single class on an as-if-converted basis.

C. 70,288,840 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 35,741,260 of the authorized shares of Preferred Stock are hereby designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred”), 40,932,220 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred” and, together with the Series A Preferred and Series A-1 Preferred, the “Voting Preferred”), 16,000,000 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred” and, together with the Voting Preferred, the “Prior Preferred”), 3,369,220 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”), 19,981,576 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred”), 60,500,000 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (the “Series F Preferred” and, together with the Prior Preferred, Series D Preferred, and Series E Preferred, the “Investor Preferred”), and 260,887,848 of the authorized shares of Preferred Stock are hereby designated “Series FP Preferred Stock” (the “Series FP Preferred” and together with the Investor Preferred, the “Series Preferred”). Except to the extent a vote of the holders of Series Preferred or Series FP Preferred is required by the provisions of Section IV.E.2(b)(ii), Section IV.E.2(c)(ii), Section IV.E.2(d)(ii), Section IV.E.2(e)(ii), or Section IV.E.2(f)(ii) hereof, the number of authorized shares of Preferred Stock (and any series thereof) may be increased or decreased (but not below the number of shares of Preferred Stock then outstanding) by the affirmative vote of the holders of a majority of the Class B Common Stock, Series FP Preferred and Voting Preferred, voting together as a single class on an as-if-converted basis.

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D. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and on any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects as to all matters.

E. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

(a) Holders of Series Preferred, in preference to the holders of Common Stock, shall be entitled to receive, on a pari passu basis and only out of funds that are legally available therefor, cash dividends at the rate of six percent (6%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred. Such dividends shall be payable only when, as and if declared by the Board of Directors (the “Board”) and shall be non-cumulative.

(b) The “Original Issue Price” shall be (i) $0.208515 for the Series A Preferred, (ii) $0.01453 for the Series A-1 Preferred, (iii) $1.95445 for the Series B Preferred, (iv) $3.40893 for the Series C Preferred, (v) $0.001 for the Series D Preferred, (vi) $0.001 for the Series E Preferred, (vii) $0.001 for the Series F Preferred, and (viii) $0.000020835 for the Series FP Preferred (each as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the acceptance of this Amended and Restated Certificate of Incorporation for filing with the Secretary of State of the State of Delaware (the “Filing Date”)).

(c) So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend (whether in cash or property), or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock, until all dividends as set forth in Section 1(a) above on the Series Preferred shall have been paid or declared and set apart, except for:

(i) acquisitions of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares at no more than cost upon termination of services to the Company;

(ii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares;

(iii) distributions to holders of Common Stock in accordance with Section 3; or

(iv) a dividend in the form of one or more shares of Class A Common Stock paid on each outstanding share of the Company’s Common Stock and Series Preferred declared on or about October 31, 2016 (the “Class A Dividend”).

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(d) In the event dividends are paid on any share of Common Stock, the Company shall pay a dividend on all outstanding shares of Series Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. In the event dividends are paid on any share of Series FP Preferred, the Company shall pay a dividend on all outstanding shares of Investor Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Series FP Preferred.

(e) The provisions of Sections 1(c) and 1(d) shall not apply to a dividend payable solely in Common Stock, other than the Class A Dividend, to which other stock dividends the provisions of Section 4(f) hereof are applicable, or any repurchase of any outstanding securities of the Company that is approved by the Board.

(f) A distribution to the Company’s stockholders may be made without regard to the preferential dividends arrears amount or any preferential rights amount (each as determined under applicable law).

2. VOTING RIGHTS.

(a) General Rights. Each holder of shares of the Voting Preferred shall be entitled to the number of votes equal to the number of shares of Class B Common Stock into which such shares of Voting Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Class B Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. In any vote of the Series FP Preferred, including any vote of any holders of Preferred Stock and/or Common Stock voting together or as separate classes, each holder of shares of Series FP Preferred shall be entitled to the number of votes equal to ten (10) multiplied by the number of shares of Class B Common Stock into which such shares of Series FP Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Class B Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Voting Preferred and Series FP Preferred shall vote together with the Class B Common Stock at any annual or special meeting of the stockholders and not as separate classes, and may act by written consent in the same manner as the Class B Common Stock. If the vote or approval of the Company’s Preferred Stock is required by law, the Series Preferred shall vote together as a single class on an as-converted basis; provided, however, that the Series C Preferred, the Series D Preferred, the Series E Preferred, and the Series F Preferred shall not participate in any such vote. Notwithstanding anything herein to the contrary, the Series C Preferred, the Series D Preferred, the Series E Preferred, and the Series F Preferred shall have no voting rights and no holder thereof shall be entitled to vote on any matter other than as set forth in Section IV.E.2(f), Section IV.E.2(g), Section IV.E.2(h), and Section IV.E.2(i) hereof, respectively.

(b) Separate Vote of Voting Preferred. For so long as at least 48,987,440 shares of Voting Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing

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Date), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Voting Preferred voting together as a single class on an as-converted basis shall be necessary for effecting or validating the following actions (whether by amendment, merger, consolidation, recapitalization or otherwise), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Company (including any filing of a Certificate of Designation) that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Voting Preferred so as to affect them adversely in a manner different than other classes of stock; provided that authorizing or designating (including without limitation any change to the authorized capital to permit such authorization or designation) or issuing one or more series of capital stock or any other securities convertible into equity securities of the Company shall be deemed not to affect the Voting Preferred adversely or in a manner different than other classes of stock;

(ii) Any increase or decrease in the authorized number of shares of any series of Voting Preferred;

(iii) Enter into any transaction, other than continuation of the existing relationships and arrangements, between the Company and (a) Evan Spiegel and/or his affiliates, as long as (i) Mr. Spiegel remains on the Board, (ii) the holders of Series FP Preferred collectively have the right to elect a majority of the Company’s directors, or (iii) the holders of Series FP Preferred collectively hold a majority of the voting power of the Company’s capital stock, and/or (b) Robert Murphy and/or his affiliates, as long as (i) Mr. Murphy remains on the Board, (ii) the holders of Series FP Preferred collectively have the right to elect a majority of the Company’s directors, or (iii) the holders of Series FP Preferred collectively hold a majority of the voting power of the Company’s capital stock; other than (1) indemnification agreements in the form made available to all directors, and (2) agreements and/or transactions approved by the Board, including the approval of the Preferred Director (as defined below), if such Preferred Director is a member of the Board at such time; and

(iv) Any redemption, repurchase or payment of dividends with respect to Common Stock or Preferred Stock, except for dividends required pursuant to Section 1 hereof, acquisitions of capital stock pursuant to agreements under which the Company has the option to repurchase shares at no more than cost upon the occurrence of certain events, such as the termination of employment or service, acquisitions of capital stock in the exercise of the Company’s right of first refusal to repurchase such shares, distributions to holders in accordance with Section 3 hereof and redemptions, repurchases or dividend payments approved by the Board, including the vote of the Preferred Director, if such Preferred Director is a member of the Board at such time.

(c) Separate Vote of Series A Preferred. For so long as at least 56,231,060 shares of Series A Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing

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Date), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions (whether by amendment, merger, consolidation, recapitalization or otherwise), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Company (including any filing of a Certificate of Designation) that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred so as to affect them adversely in a manner different than other classes of stock; provided that authorizing or designating (including without limitation any change to the authorized capital to permit such authorization or designation) or issuing one or more series of capital stock or any other securities convertible into equity securities of the Company shall be deemed not to affect the Series A Preferred adversely or in a manner different than other classes of stock; and

(ii) Any increase or decrease in the authorized number of shares of Series A Preferred.

(d) Separate Vote of Series A-1 Preferred. For so long as at least 34,600,000 shares of Series A-1 Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series A-1 Preferred shall be necessary for effecting or validating the following actions (whether by amendment, merger, consolidation, recapitalization or otherwise), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Company (including any filing of a Certificate of Designation) that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A-1 Preferred so as to affect them adversely in a manner different than other classes of stock; provided that authorizing or designating (including without limitation any change to the authorized capital to permit such authorization or designation) or issuing one or more series of capital stock or any other securities convertible into equity securities of the Company shall be deemed not to affect the Series A-1 Preferred adversely or in a manner different than other classes of stock; and

(ii) Any increase or decrease in the authorized number of shares of Series A-1 Preferred.

(e) Separate Vote of Series B Preferred. For so long as at least 15,000,000 shares of Series B Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date), in addition to any other vote or consent required herein or by law, the vote or written

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consent of the holders of a majority of the outstanding Series B Preferred shall be necessary for effecting or validating the following actions (whether by amendment, merger, consolidation, recapitalization or otherwise), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Company (including any filing of a Certificate of Designation) that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series B Preferred so as to affect them adversely in a manner different than other classes of stock; provided that authorizing or designating (including without limitation any change to the authorized capital to permit such authorization or designation) or issuing one or more series of capital stock or any other securities convertible into equity securities of the Company shall be deemed not to affect the Series B Preferred adversely or in a manner different than other classes of stock; and

(ii) Any increase or decrease in the authorized number of shares of Series B Preferred.

(f) Separate Vote of Series C Preferred. For so long as at least 8,000,000 shares of Series C Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series C Preferred shall be necessary for effecting or validating the following actions (whether by amendment, merger, consolidation, recapitalization or otherwise), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Company (including any filing of a Certificate of Designation) that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series C Preferred so as to affect them adversely in a manner different than other classes of stock; provided that authorizing or designating (including without limitation any change to the authorized capital to permit such authorization or designation) or issuing one or more series of capital stock or any other securities convertible into equity securities of the Company shall be deemed not to affect the Series C Preferred adversely or in a manner different than other classes of stock; and

(ii) Any increase or decrease in the authorized number of shares of Series C Preferred.

(g) Separate Vote of Series D Preferred. The vote or written consent of the holders of a majority of the outstanding Series D Preferred shall be necessary only as required under Section 242(b)(2) of the DGCL or as otherwise required under applicable law.

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(h) Separate Vote of Series E Preferred. The vote or written consent of the holders of a majority of the outstanding Series E Preferred shall be necessary only as required under Section 242(b)(2) of the DGCL or as otherwise required under applicable law.

(i) Separate Vote of Series F Preferred. The vote or written consent of the holders of a majority of the outstanding Series F Preferred shall be necessary only as required under Section 242(b)(2) of the DGCL or as otherwise required under applicable law.

(j) Separate Vote of Series FP Preferred. For so long as any shares of Series FP Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series FP Preferred shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking equal or senior to the Series FP Preferred in voting rights.

(k) Increase in the Size of Board of Directors. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Class B Common Stock, Series FP Preferred and Voting Preferred, voting together as a single class on an as-if-converted basis, shall be necessary for effecting any increase in the size of the Board that results in a Board with more than four (4) directors, except to increase the size of the Board by one (1) director in connection with the hiring and appointment to the Board of a new chief executive officer of the Company.

(l) Election of Board of Directors.

(i) For so long as at least 34,983,360 shares of Voting Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date), the holders of Voting Preferred, voting as a separate class on an as-converted basis, shall be entitled to vote their shares of Voting Preferred to elect one member of the Board (the “Preferred Director”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such director in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such director. Each Preferred Director shall be entitled to one (1) vote on all matters at all meetings of the directors or in connection with any action by written consent in lieu of a meeting pursuant to the DGCL.

(ii) The holders of Series FP Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Board (each, a “Series FP Director”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such directors. Each Series FP Director shall be entitled to that number of votes per director equal to the number of total authorized directors of the Board at the time of such vote on all matters at all meetings of the directors or in connection with any action by written consent in lieu of a meeting pursuant to the DGCL.

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(iii) The holders of Class B Common Stock, Series FP Preferred and Voting Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to vote their shares of Class B Common Stock, Series FP Preferred and/or Voting Preferred to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such directors. Each such director shall be entitled to one (1) vote on all matters at all meetings of the directors or in connection with any action by written consent in lieu of a meeting pursuant to the DGCL.

(iv) Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(v) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate

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votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of the Series D Preferred, Series E Preferred, Series F Preferred, Series FP Preferred or any Common Stock, the holders of Prior Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition) for each share of Prior Preferred then held by them, an amount per share of Prior Preferred equal to the applicable Original Issue Price plus all declared and unpaid dividends on such Prior Preferred. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Prior Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Prior Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under this Section 3(a).

(b) After the payment of the full liquidation preference of the Prior Preferred as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition), if any, shall be distributed ratably to the holders of the Common Stock as provided in Article IV Section E.3.

(c) An Asset Transfer or Acquisition (each as defined below) shall be deemed a Liquidation Event for purposes of this Section 3.

(i) For the purposes of this Section 3: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (provided that, for the purpose of this 3(c), all shares of Class B Common Stock issuable upon exercise or conversion of Preferred Stock or other stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (B) any transaction or series of related transactions to which the Company is a party in which shares of the Company are transferred such that in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the

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Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(ii) In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made (including the approval of the Preferred Director, if any is then in office).

(iii) The Company shall not have the power to effect an Acquisition or Asset Transfer unless the definitive agreement for such transaction (the “Agreement”) provides that the consideration payable to the stockholders of the Company in connection therewith shall be allocated among the holders of capital stock of the Company in accordance with this Section 3.

(d) Notwithstanding the foregoing, upon any Liquidation Event (including an Acquisition or Asset Transfer), each holder of Series Preferred shall be entitled to receive, for each share of Series Preferred then held, out of the proceeds available for distribution, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares in such Liquidation Event pursuant to Section 3(a) (without giving effect to this Section 3(d)) or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in such Liquidation Event with respect to such shares if such shares had been converted to Class B Common Stock immediately prior to such Liquidation Event or Acquisition or Asset Transfer, giving effect to this Section 3(d) with respect to all shares of Series Preferred simultaneously. The foregoing sentence shall apply with respect to any shares of Class B Common Stock that were issued upon conversion of shares of Series B Preferred pursuant to Section 4(j)(i)(A)(i) below (and shall be calculated as if none of the Series Preferred were converted in such conversion with respect to clause (i) above), provided that such conversion was effected in connection with the Liquidation Event; provided, however, that the holders of a majority of the shares of Series B Preferred outstanding at the time of such conversion may waive the application of this sentence.

4. CONVERSION RIGHTS OF SERIES PREFERRED.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Class B Common Stock or Class C Common Stock, as applicable (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class B Common Stock; provided, however, that the Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred may only be converted pursuant to this Section 4(a) either (i) immediately prior to a Liquidation Event or (ii) upon or following the closing of the Company’s firmly underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock or Class B Common

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Stock for the account of the Company. The number of shares of Class B Common Stock or, in the case of conversion of Series FP Preferred pursuant to Section 4(j)(i)(B)(ii), Class C Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect (determined as provided in Section 4(b)) by the number of shares of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the applicable Original Issue Price of such Series Preferred by the applicable Series Preferred Conversion Price, calculated as provided in Section 4(c).

(c) Series Preferred Conversion Price. The conversion price for the Series Preferred shall initially be the applicable Original Issue Price of such Series Preferred (the “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Optional Conversion. Each holder of Series Preferred who desires to convert the same into shares of Class B Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class B Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Class B Common Stock (at the Class B Common Stock’s fair market value determined by the Board as of the date of such conversion) any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Class B Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Class B Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after Filing Date the Company effects a subdivision of the outstanding Class B Common Stock or Class C Common Stock, as applicable, the applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Filing Date the Company combines the outstanding shares of Class B Common Stock or Class C Common Stock, as applicable, into a smaller number of shares, the applicable Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Filing Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock, other than the Class A Dividend, the applicable Series Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Class B Common Stock or Class C Common Stock are entitled to receive such dividend or other distribution, the applicable Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Filing Date the Class B Common Stock or Class C Common Stock, as applicable, issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than, an Acquisition as defined in Section 3 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4), in any such event each share of Series Preferred, shall thereafter be convertible in lieu of the Class B Common Stock or Class C Common Stock, as applicable, into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Class B Common Stock or Class C Common Stock of the Company issuable upon conversion of one share of Series Preferred immediately prior to such recapitalization, reclassification, merger, consolidation or other transaction would have been entitled to receive pursuant to such transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of

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Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Certificate of Adjustment. In each case of an adjustment or readjustment of any Series Preferred Conversion Price for the number of shares of Class B Common Stock, or Class C Common Stock, as applicable, or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the applicable Series Preferred Conversion Price at the time in effect and (ii) the type and amount, if any, of other property that at the time would be received upon conversion of the Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(i) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Class B Common Stock or Class C Common Stock, as applicable, (or other securities) shall be entitled to exchange their shares of Class B Common Stock or Class C Common Stock, as applicable, (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(j) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted, based on the applicable then-effective Series Preferred Conversion Price as follows:

(A) for the Investor Preferred, each share of Investor Preferred shall automatically be converted into shares of Class B Common Stock (i) at any time

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upon the affirmative election of the holders of a majority of the outstanding shares of the Voting Preferred (voting together as a single class and on an as-converted basis) or (ii) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock or Class B Common Stock for the account of the Company in which (1) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000 and (2) a class of the Company’s shares have been listed for trading on the New York Stock Exchange, NASDAQ Global Select Market or NASDAQ Global Market or any successor markets or exchanges (a “Qualified IPO”).

(B) for the Series FP Preferred (i) each share of Series FP Preferred shall automatically be converted into shares of Class B Common Stock at any time on the affirmative election of the holders of a majority of the outstanding shares of the Series FP Preferred and (ii) each share of Series FP Preferred shall automatically be converted into shares of Class C Common Stock immediately on the closing of a Qualified IPO.

Upon such automatic conversion any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(ii) Any shares of Series FP Preferred purchased by an investor of the Company in connection with an Equity Financing (as defined below) shall automatically be converted immediately prior to such transfer into shares of the series of Preferred Stock of the Company sold in the Equity Financing at the then-effective Series Preferred Conversion Rate for the Series FP Preferred; provided that such investor must purchase such shares of Series FP Preferred for the same price as the shares of Preferred Stock sold in such Equity Financing. Unless waived by all holders of Series FP Preferred then outstanding, the Company shall provide a notice to each holder of Series FP Preferred Stock of an expected closing of an Equity Financing summarizing the material terms of such Equity Financing at least five (5) business days prior to the initial closing of such Equity Financing. For purposes of this Section, “Equity Financing” shall mean an equity financing of the Company in which the Company sells at least $1,000,000 worth of a newly created series of Preferred Stock of the Company.

(iii) With respect to any holder of Series FP Preferred, each share of Series FP Preferred held by such holder will automatically be converted into shares of Class B Common Stock, based on the applicable then-effective Series Preferred Conversion Price, as follows:

(A) on the occurrence of a Transfer of such share of Series FP Preferred, other than a Permitted Transfer; or

(B) with respect to Series FP Preferred held by a Founder and a Founder’s Permitted Transferees and Qualified Trustees, nine months following the death of such Founder.

(iv) Upon the occurrence of any of the events specified in Section 4(j)(i), 4(j)(ii) or 4(j)(iii) above, the outstanding shares of Investor Preferred and/or Series FP Preferred, as applicable, shall be converted automatically without any further action by the

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holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class B Common Stock or Class C Common Stock, as applicable, issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class B Common Stock or Class C Common Stock, as applicable, into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(k) Fractional Shares. No fractional shares of Class B Common Stock or Class C Common Stock, as applicable, shall be issued upon conversion of Series Preferred. All shares of Class B Common Stock or Class C Common Stock, as applicable, (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class B Common Stock or Class C Common Stock, as applicable, (as determined by the Board) on the date of conversion.

(l) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock and Class C Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Class B Common Stock and Class C Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Class B Common Stock and Class C Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock or Class C Common Stock, as applicable, to such number of shares as shall be sufficient for such purpose.

(m) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

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(n) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class B Common Stock or Class C Common Stock, as applicable, upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class B Common Stock or Class C Common Stock, as applicable, in a name other than that in which the shares of Series Preferred so converted were registered.

5. NO REISSUANCE OF SERIES PREFERRED.

(a) Any shares of Series Preferred redeemed, purchased, converted or exchanged by the Company shall be cancelled and retired and shall not be reissued or transferred.

F. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. DEFINITIONS. For purposes of this Amended and Restated Certificate of Incorporation:

(a) “Base Class C Common Stock” for any Founder means the number of shares of Class C Common Stock held by such Founder and such Founder’s Permitted Transferees and Qualified Trustees on the IPO Date.

(b) “Disability Event” means an event that results in a Founder’s inability to perform the material duties of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death within 12 months or can be expected to last for a continuous period of not less than 12 months, as determined by a licensed physician jointly selected by a majority of the Independent Directors and the Founder. If the Founder is incapable of selecting a licensed physician, then the Founder’s spouse shall make the selection on behalf of the Founder, or in the absence or incapacity of the Founder’s spouse, the Founder’s parents shall make the selection on behalf of the Founder, or in the absence of parents of the Founder, a natural person then acting as the successor trustee of a revocable living trust which was created by the Founder and which holds more shares of all classes of capital stock of the Company than any other revocable living trust created by the Founder shall make the selection on behalf of the Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of the Founder shall make the selection on behalf of the Founder.

(c) “Final Conversion Date” means, following the IPO Date, the date fixed by the Board that is no less than 61 days and no more than 180 days following the date that no shares of Class C Common Stock are outstanding.

(d) “Founder” means either Evan Spiegel or Robert Murphy.

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(e) “Independent Directors” mean a majority of the members of the Board designated as independent directors in accordance with the Listing Standards.

(f) “IPO Date” means the first closing date of the first Qualified IPO.

(g) “Listing Standards” means (i) the requirements of any national stock exchange under which the Company’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Company’s equity securities are not listed for trading on a national stock exchange, the requirements of the New York Stock Exchange generally applicable to companies with equity securities listed thereon.

(h) “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(i) “Permitted Transfer” means any Transfer of a share of Series FP Preferred, Class B Common Stock or Class C Common Stock to any of the entities or individuals listed below:

(i) a trust for the benefit of such Qualified Stockholder or persons other than the Qualified Stockholder so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such trust; provided that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such trust, each such share of Series FP Preferred, Class B Common Stock or Class C Common Stock then held by such trust shall automatically convert as provided in Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable;

(ii) a trust under the terms of which a Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code or a reversionary interest so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such trust; provided, however, that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such trust, each such share of Series FP Preferred, Class B Common Stock or Class C Common Stock then held by such trust shall automatically convert as provided in Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable;

(iii) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive

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Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held in such account, plan or trust, and provided, further, that in the event the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such account, plan or trust, each such share of Series FP Preferred, Class B Common Stock or Class C Common Stock then held by such trust shall automatically convert as provided in Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable;

(iv) a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such corporation; provided that in the event the Qualified Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such corporation, each such share of Series FP Preferred, Class B Common Stock or Class C Common Stock then held by such corporation shall automatically convert as provided in Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable;

(v) a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such partnership; provided that in the event the Qualified Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such partnership, each such share Series FP Preferred, Class B Common Stock or Class C Common Stock then held by such partnership shall automatically convert as provided in Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable;

(vi) a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such limited liability company; provided that in the event the Qualified Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such limited liability company, each such share of Series FP Preferred, Class B Common Stock or Class C Common Stock then held by such limited liability company shall automatically convert as provided in Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable; or

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(vii) a Transfer by a Founder or a Founder’s Permitted Transferee or Qualified Trustee of shares of Series FP Preferred, Class B Common Stock or Class C Common Stock, or the right to exercise dispositive power over, or Voting Control with respect to, such shares, to a Founder or a Permitted Transferee or Qualified Trustee of a Founder.

Without limiting the generality of the foregoing, a Founder shall be deemed to have sole dispositive power and exclusive Voting Control with respect to any shares of Series FP Preferred, Class B Common Stock or Class C Common Stock over which a Qualified Trustee exercises such dispositive power and Voting Control. In the event a Founder’s Qualified Trustee resigns as trustee, or becomes ineligible to be a Qualified Trustee, or otherwise ceases to serve as a Qualified Trustee, the Founder shall have sixty (60) days to appoint a replacement Qualified Trustee before any shares of Series FP Preferred, Class B Common Stock or Class C Common Stock over which the Qualified Trustee had sole dispositive power and exclusive Voting Control become subject to the automatic conversion provisions of Article IV.E.4(j), Article IV.F.5 or Article IV.F.6, as applicable.

(j) “Permitted Transferee” means a transferee of shares of Class B Common Stock, Class C Common Stock or Series FP Preferred received in a Transfer that constitutes a Permitted Transfer.

(k) “Qualified Stockholder” means (i) any registered holder of a share of Series FP Preferred, Class B Common Stock, or Class C Common Stock immediately after the IPO Date; (ii) the initial registered holder of any share of Series FP Preferred, Class B Common Stock or Class C Common Stock that is originally issued by the Company after the IPO Date pursuant to the exercise or conversion of options or warrants or settlement of restricted stock units (“RSUs”) that, in each case, are outstanding as the IPO Date or are issued in connection with, or upon completion of, a Qualified IPO; and (iii) a Permitted Transferee or, in the case of a Founder, such Founder’s Qualified Trustee.

(l) “Qualified Trustee” means a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments that (a) is subject to appointment and removal solely by a Founder or, following a Founder’s death or during the Founder’s Disability Event, by the Founder’s designated proxy (who may be the other Founder or another person selected by the Founder and approved to act in that role by the Independent Directors), and (b) has no pecuniary interest in any Series FP Preferred, Class B Common Stock or Class C Common Stock held by any entity of which such person is a trustee.

(m) “Transfer” of a share of Series FP Preferred, Class B Common Stock or Class C Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Series FP Preferred, Class B Common Stock or Class C Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” will also be deemed to have occurred with respect to all shares of Series FP Preferred, Class B Common Stock or Class C

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Common Stock beneficially held by an entity that is a Qualified Stockholder, if after the IPO Date there is a Transfer of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, such that the previous holders of such voting power no longer retain sole dispositive power and exclusive Voting Control with respect to the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock held by such holder. Notwithstanding the foregoing, the following will not be considered a “Transfer”:

(i) granting a revocable proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (if action by written consent of stockholders is permitted at such time under this Amended and Restated Certificate of Incorporation);

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Series FP Preferred, Class B Common Stock or Class C Common Stock, which voting trust, agreement or arrangement (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) pledging shares of Series FP Preferred, Class B Common Stock or Class C Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;

(iv) granting a proxy by a Founder to a Qualified Trustee or a person disclosed to the Independent Directors, to exercise dispositive power and/or Voting Control of the shares of Series FP Preferred, Class B Common Stock or Class C Common Stock owned directly or indirectly, beneficially and of record, by such Founder effective either (A) on the death of such Founder or (B) during any Disability Event of such Founder, including the exercise of such proxy by such person; or

(v) entering into a support or similar voting agreement (with or without granting a proxy) in connection with a Liquidation Event.

(n) “Voting Control” means, with respect to a share of Series FP Preferred, Class B Common Stock or Class C Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

2. RIGHTS RELATING TO DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

(a) Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the

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Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.

(b) The Company shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock or Class C Common Stock if, and only if, a dividend payable in shares of Class B Common Stock and Class C Common Stock, as applicable, or rights to acquire shares of Class B Common Stock or Class C Common Stock, as applicable, are declared and paid to the holders of Class B Common Stock and Class C Common Stock at the same rate and with the same record date and payment date; (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock or Class C Common Stock if, and only if, a dividend payable in shares of Class A Common Stock and Class C Common Stock, as applicable, or rights to acquire shares of Class A Common Stock or Class C Common Stock, as applicable, are declared and paid to the holders of Class A Common Stock and Class C Common Stock at the same rate and with the same record date and payment date and (iii) dividends or other distributions payable in shares of Class C Common Stock or rights to acquire shares Class C Common Stock may be declared and paid to the holders of Class C Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock or Class B Common Stock if, and only if, a dividend payable in shares of Class A Common Stock and Class B Common Stock, as applicable, or rights to acquire shares of Class A Common Stock or Class B Common Stock, as applicable, are declared and paid to the holders of Class A Common Stock and Class B Common Stock at the same rate and with the same record date and payment date.

(c) If the Company in any manner subdivides or combines the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

3. VOTING RIGHTS.

(a) Class A Common Stock. Except as required by law, the Class A Common Stock will have no voting rights and no holder thereof shall be entitled to vote on any matter; provided, that, upon and following the Final Conversion Date, each holder of a share of Class A Common Stock shall be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(b) Class B Common Stock. Each holder of shares of Class B Common Stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

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(c) Class C Common Stock. Each holder of shares of Class C Common Stock will be entitled to ten votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(d) General. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together and not as separate series or classes.

4. LIQUIDATION RIGHTS.

In the event of a Liquidation Event, upon the completion of the distributions required under Article IV Section E.3 with respect to the shares of Prior Preferred that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be “distribution to stockholders” for the purpose of this Section 4.

5. CONVERSION OF THE CLASS B COMMON STOCK. Following the IPO Date, the Class B Common Stock will be convertible into Class A Common Stock as follows:

(a) Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date.

(b) With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:

(i) on the affirmative election of such holder;

(ii) on the occurrence of a Transfer of such share of Class B Common Stock, other than a Permitted Transfer; or

(iii) with respect to Class B Common Stock held by a holder who is a natural person, or a Permitted Transferee of such natural person, upon the death of such natural person.

(c) On the occurrence of the conversion events specified in Sections 5(a) or 5(b) above, such conversion will occur automatically without the need for any further

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action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company will not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable on such conversion unless the certificates evidencing such shares of Class B Common Stock, if any such certificates have been issued, are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. On the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted will surrender the certificates representing such shares at the office of the Company or any transfer agent for the Class A Common Stock. Thereupon, if requested by any holder of Class B Common Stock, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Class B Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

6. CONVERSION OF THE CLASS C COMMON STOCK. Following the IPO Date, the Class C Common Stock will be convertible into Class B Common Stock as follows:

(a) With respect to any holder of Class C Common Stock, each share of Class C Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class B Common Stock, as follows:

(i) on the occurrence of a Transfer of such share of Class C Common Stock, other than a Permitted Transfer;

(ii) on the affirmative election of such holder;

(iii) with respect to Class C Common Stock held by a Founder and a Founder’s Permitted Transferees and Qualified Trustees, at such time as such Class C Common Stock represents in the aggregate less than 30% of such Founder’s Base Class C Common Stock; or

(iv) with respect to Class C Common Stock held by a Founder and a Founder’s Permitted Transferees and Qualified Trustees, nine months following the death of such Founder.

(b) On the occurrence of the conversion events specified in Section 6(a) above, such conversion will occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class B Common Stock issuable on such conversion unless the certificates evidencing such shares of Class C Common Stock, if any such certificates have been issued, are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. On the occurrence of such automatic

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conversion of the Class C Common Stock, the holders of Class C Common Stock so converted will surrender the certificates representing such shares at the office of the Company or any transfer agent for the Class B Common Stock. Thereupon, if requested by any holder of Class C Common Stock, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class B Common Stock into which the shares of Class C Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

7. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock and the Class C Common Stock, as applicable, such number of its shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock, as applicable; and if at any time the number of authorized but unissued shares of Class A Common Stock or Class B Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock or Class B Common Stock, as applicable, to such number of shares as will be sufficient for such purpose.

8. MISCELLANEOUS.

(a) No Reissuance of Class B Common Stock or Class C Common Stock. No share or shares of Class B Common Stock or Class C Common Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Company shall be authorized to issue.

(b) Preemptive Rights. No stockholder of the Company shall have a right to purchase shares of capital stock of the Company sold or issued by the Company except to the extent that such a right may from time to time be set forth in a written agreement between the Company and a stockholder.

V.

Director Liability

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after

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approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

D. The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Company who is not an employee of the Company or any of its subsidiaries, (collectively, “Covered Persons”), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors that shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Amended and Restated Certificate of Incorporation.

B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Amended and Restated Certificate of Incorporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Amended and Restated Certificate of Incorporation.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

D. Following the IPO Date, special meetings of the stockholders may be called only by (i) prior to the Final Conversion Date, at least 30% of the voting power of the Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class, (ii) by the Board pursuant to a resolution adopted by a majority of the entire Board; (iii) the chairperson of the Board; or (iv) the chief executive officer of the Company.

E. Until the Final Conversion Date, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior

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notice and without a vote if a consent or consents in writing, setting forth the action so taken, will be signed by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Company entitled to vote thereon were present and voted. Effective on and after the Final Conversion Date, subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

F. Advance notice of nominations for the election of directors will be given in the manner and to the extent provided in the Bylaws of the Company.

G. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, immediately following the Final Conversion Date, the directors will be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board may assign members of the Board in office immediately prior to the Classified Board becoming effective to the several classes of the Classified Board, which assignments will become effective at the same time the Classified Board becomes effective. Directors will be assigned to each class in accordance with a resolution or resolutions adopted by a majority of the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors will expire at the Company’s first annual meeting of stockholders following the date on which the Classified Board becomes effective, the initial term of office of the Class II directors will expire at the Company’s second annual meeting of stockholders following the date on which the Classified Board becomes effective, and the initial term of office of the Class III directors will expire at the Company’s third annual meeting of stockholders following the date on which the Classified Board becomes effective. At each annual meeting of stockholders following the date on which the Classified Board becomes effective, directors elected to succeed those directors of the class whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

VII.

Unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising under any provision of the Delaware General Corporation Law, the certificate of incorporation, or the bylaws of the Company, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Any person or entity that acquires any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the provisions of this section

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the

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resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Amended and Restated Certificate of Incorporation.

* * * *

FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

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Snap Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 26th day of January, 2017.

SNAP INC.

By:	/s/ Evan Spiegel
Evan Spiegel
President and Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]